Exhibit 10(ax)

                             SUBSCRIPTION AGREEMENT

     This Subscription Agreement (the "Agreement") is entered into as of April 12, 2001, by and between NCT Video Displays, Inc., a Delaware corporation ("NCTV" or the "Company"), and Crammer Road LLC, a company organized and existing under the laws of the Cayman Islands (the "Subscriber").

     WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon the exemption from securities registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act") and/or Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the 1933 Act;

     WHEREAS, the Subscriber desires to purchase, and the Company desires to issue and sell to the Subscriber, an 8% Convertible Note, annexed hereto as Exhibit A (the "Note"), convertible in accordance with the terms thereof into shares of the Company's common stock, par value $0.01 per share (the "Company Shares") for an aggregate consideration of $500,000; and

     WHEREAS, NCT Group, Inc., a Delaware corporation and the parent of NCTV ("NCT Group"), is granting to the Subscriber, pursuant to that certain Exchange Rights Agreement of even date herewith, between NCT Group and the Subscriber (the "Exchange Rights Agreement"), supplemental exchange rights whereby the Subscriber may, in lieu of conversion into the Company Shares, exchange the Note for shares of NCT Group's common stock, the terms of which are set forth in the Exchange Rights Agreement.

     The Company Shares included in the Securities (as hereinafter defined) are sometimes referred to herein as the "Shares" or "Common Stock". The Note and the Company Shares are collectively referred to herein as, the "Securities".

     NOW THEREFORE, in consideration of the premises hereof and the mutual covenants, representations and warranties contained herein, the Company and the Subscriber hereby agree as follows:

     1. PURCHASE AND SALE OF THE NOTE.


     a. Purchase of the Note. On the Closing Date (as defined below), the Company shall issue and sell to the Subscriber, and the Subscriber agrees to purchase from the Company, the Note, in consideration for $500,000 cash ("Purchase Price").

     b. Closing Date. Subject to the conditions to Closing (as defined below) as set for this Agreement, the date and time of the sale of the Note pursuant to this Agreement (the "Closing Date") shall be 12:00 noon Eastern Standard Time on April 12, 2001 or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur on the Closing Date at the offices of Krieger & Prager, 39 Broadway, Suite 1440, New York, New York or at such other location as may be agreed to by the parties.

     c. Form of Payment. On the Closing Date, (i) the Subscriber shall pay the Purchase Price in United States dollars by wire transfer of immediately available funds to an account designated in writing by the Company for such purpose, against delivery of the Note, and (ii) the Company shall deliver to the Subscriber the Note, which the Subscriber is then purchasing, duly executed on behalf of the Company, against delivery of the Purchase Price.

     2. SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES. The Subscriber hereby represents and warrants to and agrees with the Company that:

     a. Investment Purpose. The Subscriber is acquiring the Note, and upon conversion of the Note, will acquire the Company Shares then issuable, for its own account for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Subscriber does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement under the 1933 Act and in compliance with applicable state securities laws or an exemption from such registration.

     b. Information on the Company. The Subscriber, and its advisors, if any, have been furnished with written information relating to the business of the Company and such other information concerning its operations, financial condition and other matters as the Subscriber has requested. The Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Subscriber or its advisors, if any, or their representatives shall modify, amend or affect the Subscriber's right to rely on the Company's representations and warranties contained in Section 2 below, respectively. The Subscriber understands that its investment in the Note and the Company Shares involves a high degree of risk. The Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Note and the Shares. The Subscriber has considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities (such information in writing is collectively, the "Written Information").

     c. Information on Subscriber; Accredited Investor Status. The Subscriber is an "accredited investor", as such term is defined in Regulation D, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States privately-held and publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

     d. Compliance with Securities Act. The Subscriber understands and agrees that the Securities are being offered and sold to it in a private placement in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Subscriber's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire such securities.

     e. No Governmental Review. The Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

     f. No Broker Commissions or Finder Fees. To the best of its knowledge, the Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Agreement or the transactions contemplated hereby.

     g. Buyer Liquidity. The Subscriber has adequate means of providing for its current needs and foreseeable financial contingencies.

     h. Transfer or Resale of Securities. The Subscriber understands that except as provided herein (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned, transferred or otherwise disposed of by the Subscriber unless (a) subsequently registered under the 1933 Act and state securities laws, if applicable, (b) the Subscriber shall have delivered to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such securities to be sold, assigned, transferred or otherwise disposed of may be sold, assigned, transferred or otherwise disposed of pursuant to an exemption from such registration, or (c) the Subscriber provides the Company with written customary assurance that such securities can be sold, assigned, transferred or otherwise disposed of pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("Rule 144"); and (ii) any sale of such securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

     i. Company Shares Legend. The Company Shares shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO NCT GROUP, INC., THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. "

     j. Note Legend. The Note shall bear the following legend:

     "THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO NCT GROUP, INC., THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

     k. Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

     l. Powers; Authorization; Enforceability. The Subscriber has all corporate or company power and authority to enter into and perform this Agreement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Subscriber and is a valid and binding agreement of the Subscriber enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally the enforcement of, applicable creditors' rights and remedies.

     m. Conflicts. To the best knowledge of Subscriber, the execution, delivery and performance of this Agreement by the Subscriber and the consummation by the Subscriber of the transactions contemplated hereby will not (i) conflict with or violate its certificate of formation, LLC operating agreement, by-laws or other organizational documents, or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Subscriber is a party.

     n. Correctness of Representations. The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date (as hereinafter defined), shall be true and correct as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

     3. COMPANY REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with the Subscriber that:

     a. Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdictions of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company. The Company has no subsidiaries.

     b. Outstanding Stock. All issued and outstanding shares of capital stock of the Company has been duly authorized and validly issued and are fully paid and non-assessable.

     c. Authority; Enforceability. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder and all other agreements entered into by the Company relating hereto.

     d. Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company.

     e. Consents. Except as specifically contemplated by the Agreement and as required under the 1933 Act, applicable state securities laws and applicable laws of foreign jurisdictions, no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the NASD, NASDAQ or the Company's shareholders is required for execution of this Agreement, and all other agreements entered into by the Company relating thereto, including, without limitation issuance and sale of the Securities, and the performance of the Company's obligations hereunder.

     f. No Violation or Conflict. Assuming the representations and warranties of the Subscriber in Section 2 are true and correct and the Subscriber complies with its obligations under this Agreement, neither the issuance and sale of the Securities nor the performance of its obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

     (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party, by which the Company is bound, or to which any of the properties of the Company is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party; or

     (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company.

     g. The Securities. The Securities upon issuance:

     (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and State laws;

     (ii) have been, or will be, duly and validly authorized and on the date of issuance and on the Closing Date, as hereinafter defined, and the date the Note is converted, the Shares will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement, the Shares will be free trading and unrestricted, provided that the Subscriber complies with the prospectus delivery requirements under the 1933 Act);

     (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

     (iv) will not subject the holders thereof to personal liability by reason of being such holders.

     h. Litigation. Except as disclosed on Schedule 3(h) attached hereto or in the SEC Documents (as defined below) filed prior to the date of this Agreement, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates, that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto. Except as disclosed in the SEC Documents or the Written Information, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates, relating to the Company or any of its directors or officers. "SEC Documents" shall mean all reports, schedules, forms, statements and other documents required to be filed by NCT Group, as the Company's parent, with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the 1934 Act (including all exhibits included therein and financial statements, schedules and documents incorporated by reference therein), and any registration statement filed by NCT Group with the SEC under the 1933 Act (including all amendments thereto and exhibits, financial statements and schedules therein) since the filing of NCT Group's last annual report on Form 10-K.

     i. Information Concerning Company. The Written Information (including the SEC Documents of NCT Group) contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the Written Information, there has been no material adverse change in the Company's business, financial condition or affairs not disclosed in the SEC Documents. The Written Information does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     j. Dilution. The number of Shares issuable upon conversion of the Note may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the Closing Bid Price (as defined in the Note) of the Common Stock declines prior to conversion of the Note. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Note is binding upon the Company and enforceable, except as otherwise described in this Subscription Agreement or the Note, regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

     k. Stop Transfer. The Securities are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of the Securities, except as may be required by federal securities laws.

     l. Defaults. Neither the Company nor any of its affiliates is in violation of its Certificate of Incorporation or By-Laws. The Company is not (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a material adverse effect on the Company.

     m. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, as applicable, nor will the Company or any of its affiliates take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

     n. No General Solicitation. Neither the Company, nor to its knowledge, any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Securities.

     o. No Undisclosed Liabilities. To the Company's knowledge, the Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Written Information or the SEC Documents, other than those incurred in the ordinary course of the Company's businesses since the date of incorporation of the Company and which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company's financial condition.

     p. No Undisclosed Events or Circumstances. Since the date of incorporation of the Company, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

     q. Reporting Company. NCT Group, the Company's parent, is a publicly-held company subject to reporting obligations pursuant to Sections 15(d) or 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. NCT Group's common stock is trading on the NASD OTC Bulletin Board ("Bulletin Board"). To the best of the Company's knowledge, pursuant to the provisions of the 1934 Act, NCT Group has filed all reports and other materials required to be filed thereunder with the SEC during the preceding twelve months.

     r. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 100,000 shares of Common Stock, (par value $0.01 per share), of which 26,500 shares of Common Stock were issued and outstanding as of March 26, 2001 and as of the Closing Date. The Company's Board of Directors is currently authorized to issue 10,000 shares of preferred stock, par value $010 per share (the "Preferred Stock"), of which as of March 26, 2001 and as of the Closing Date, there are no shares of Preferred Stock issued or outstanding. Except as set forth in the Written Information or NCT Group's SEC Documents, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

     s. Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, will be true and correct as of the Closing Date, and, unless the Company otherwise notifies the Subscriber prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date. The foregoing representations and warranties shall survive the Closing Date.

     4. REISSUANCE OF SECURITIES. The Company agrees to cause its transfer agent, if any, to reissue certificates representing the Securities without the legends set forth in Sections 2(i) and 2(j) above (a) at such time as the holder thereof is permitted to and disposes of such Securities pursuant to Rule 144(d) and/or Rule 144(k) under the 1933 Act in the opinion of counsel reasonably satisfactory to the Company, or (b) upon resale subject to an effective registration statement after the Securities are registered under the 1933 Act. The Company agrees to cooperate with the Subscriber in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive all reasonably requested representations from the Subscriber and selling broker, if any.

     5. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Subscriber as follows:

     a. The Company shall use its reasonable commercial efforts to secure the listing of the Company Shares upon a domestic or foreign securities exchange, or quotation or listing system, and shall maintain such listing so long as any other shares of Common Stock shall be so listed. After becoming listed for quotation or trading, the Company will maintain the listing of its Common Stock on the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange, whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, or such other principal market or exchange where the Common Stock is listed or traded (the "Principal Market"), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscriber copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.

     b. Once the Company Shares are listed on a Principal Market, the Company will advise the Subscriber, promptly after it receives notice of issuance by the Securities and Exchange Commission, any state securities commission or any other domestic or foreign regulatory authority or Principal Market of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose

     c. The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscriber and promptly provide copies thereof to Subscriber.

     d. Until at least two (2) years after the listing of the Common Stock on a Principal Market, the Company will comply in all respects with its reporting and filing obligations which are necessary to maintain such listing. The Company will not take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) or any other rule or law to terminate or suspend its listing on a Principal Market or to terminate or suspend its reporting and filing obligations under said Acts or rule or law until two (2) years after the sale by the Subscriber of all the Company Shares and Securities issuable by the Company pursuant to this Agreement.

     e. The Company undertakes to reserve from its authorized but unissued Common Stock, at all times that the Note remains outstanding, a number of Common Shares equal to not less than 125% of the amount of Common Shares necessary to allow the Subscriber to be able to convert the Note, at the then applicable Conversion Price. The Company further agrees that Common Shares once reserved, will continue to be reserved until the Note has been fully converted.

     6. COVENANTS OF THE COMPANY AND SUBSCRIBER REGARDING INDEMNIFICATION.

     a. The Company agrees to indemnify, hold harmless, reimburse and defend the Subscriber, the Subscriber's officers, directors, agents, affiliates, control persons, and members, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Subscriber or any such person which results, arises out of or is based upon (i) any misrepresentation by the Company or breach of any warranty by the Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and the Subscriber relating hereto.

     b. The Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and the Company's officers and directors against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any misrepresentation by the Subscriber or breach by the Subscriber of any warranty in this Agreement or in any Exhibits or Schedules attached hereto or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Subscriber of any covenant or undertaking to be performed by Subscriber hereunder, or any other agreement entered into by the Company and the Subscriber relating hereto.

     7. CONVERSION; REDEMPTION.

     a. Conversion of Note. (i) Upon the conversion of the Note or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company, or the Company's transfer agent, if any, shall issue stock certificates in the name of Subscriber (or its nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of common stock issuable upon such conversion. The Company warrants that no instructions other than these instructions will be given to such transfer agent, if any, of the Company's common stock and that the Shares will be unlegended, free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Company Shares provided the Shares have been sold pursuant to an effective registration statement covering the Shares to be sold.

     (ii) Subscriber will give notice of its decision to exercise its right to convert the Note or part thereof by telecopying an executed and completed Notice of Conversion (as defined in the Note) to the Company. The Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied. Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company will or cause the transfer agent, if any, to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note (and a Note representing the balance of the Note not so converted, if requested by Subscriber) to the Subscriber via express courier for receipt by such Subscriber within five (5) business days after receipt by the Company of the Notice of Conversion (the "Delivery Date"). To the extent that a Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion, the Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

     (iii) The Company understands that a delay in the delivery of the Shares in the form required pursuant to Section 7 hereof, or the Mandatory Redemption Amount described in Section 7(b) hereof, beyond the Delivery Date or Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Subscriber. As compensation to the Subscriber for such loss, the Company agrees to pay late payments to the Subscriber for late issuance of Shares in the form required pursuant to Section 8 hereof upon Conversion of the Note or late payment of the Mandatory Redemption Amount, in the amount of $10 per business day after the Delivery Date or Mandatory Redemption Payment Date, as the case may be, for each $10,000 of Note principal amount being converted or redeemed. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the Subscriber will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that late payment charges described above shall be payable through the date notice of revocation or rescission is given to the Company.

     (iv) Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the Company.

     b. Mandatory Redemption. In the event the Company is prohibited from issuing Shares or fails to timely deliver Shares on a Delivery Date; or upon the occurrence of an Event of Default (as defined in the Note) after cure periods, if any, or for any reason other than pursuant to the limitations set forth in
Section 7(c) hereof, then at the Subscriber's election, the Company must pay to the Subscriber five (5) business days after request by the Subscriber or on the Delivery Date (if requested by the Subscriber) the 110% of the principal amount of the Note designated by the Subscriber, together with accrued but unpaid interest thereon ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by the Subscriber on the same date as the Company Shares otherwise deliverable or within five (5) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding, and any obligation to deliver Shares with respect to conversion of the redeemed portion of the Note shall be extinguished.

     c. Maximum Conversion. If the Company has registered with the Securities and Exchange Commission as a reporting company under Section 12 of the Securities Exchange Act of 1934, as amended, or is otherwise required to so report, then the Subscriber shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on a Conversion Date (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Note), and (ii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this proviso is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act, and Regulation 13d-3 thereunder. Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 9.99%. The Subscriber may void the conversion limitation described in this Section 7(c) upon 75 days prior notice to the Company. The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

     d. Optional Redemption. The Company will have the option of redeeming any outstanding Note ("Optional Redemption") prior to the Maturity Date (as defined in such Note) by paying to the Subscriber a sum of money equal to 110% of the principal amount of the portion of the Note described below together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Subscriber arising under this Subscription Agreement, Note or any other document delivered herewith ("Redemption Amount") outstanding on the day notice of redemption ("Notice of Redemption) is given to the Subscriber ("Notice of Redemption Date"). A Notice of Redemption may not be given in connection with a portion of the Note for which notice of conversion has been given by the Subscriber. A Notice of Redemption must be accompanied by a certificate signed by the chief executive officer, chief financial officer, or treasurer of the Company stating that the Company has on deposit and segregated ready funds equal to the Redemption Amount. The Redemption Amount must be paid in good funds to the Subscriber at least five (5) but no later than the tenth (10th) business day after the Notice of Redemption Date ("Optional Redemption Payment Date"), except that, with respect to any outstanding principal amount of this Note, for which a Notice of Redemption is given, the Subscriber shall have the right, exercisable by giving a Notice of Conversion submitted to the Company, as the case may be, within five (5) business days of the Subscriber's receipt of the Company's Notice of Redemption, to convert any or all of the outstanding principal amount of the Note sought to be redeemed (a "Redemption Notice of Conversion") and the Redemption Notice of Conversion shall take precedence over the redemption contemplated by the Notice of Redemption. Such Note shall then be converted in accordance with the terms hereof. In the event the Company fails to pay the Redemption Amount by the Optional Redemption Payment Date, then the Redemption Notice will be null and void and the Company will thereafter have no further right to effect an Optional Redemption.

     8. MISCELLANEOUS.

     a. Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being telecopied (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section: (i) if to the Company, to NCT Video Displays, Inc., 20 Ketchum Street, Westport, CT 06880, telecopier number: (203) 226-4338, with a copy by telecopier only to: Latham & Watkins, 555 Eleventh Street, N.W., Suite 1000, Washington, D.C. 20004, Attn: William P. O'Neill, Esq., telecopier number: 202-637-2201, and (ii) if to the Subscriber, to Crammer Road LLC, Corporate Center, West Bay Road, Grand Cayman, telecopier number:
011-284-494-4771, with a copy by telecopier only to Krieger & Prager LLP, 39 Broadway, Suite 1440, New York, NY 10006, Attn.: Sam Krieger, Esq., telecopier number: (212) 363-2999.

     b. Entire Agreement; Assignment. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

     c. Execution. This Agreement may be executed by facsimile transmission, and in counterparts, each of which will be deemed an original.

     d. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with this Agreement. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.


     e. Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 8(d) hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

     f. Confidentiality. The Company agrees that it will not disclose publicly or privately the identity of the Subscriber unless expressly agreed to in writing by the Subscriber or only to the extent required by law.

     g. Automatic Termination. This Agreement shall automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the tenth (10th) business day following the date this Agreement is accepted by the Subscriber.

                            [Signature Page Follows]

     Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

CRAMMER ROAD LLC -- Subscriber            NCT VIDEO DISPLAYS, INC.
A Cayman Islands Company                        A Delaware Corporation


By:_________________________________      By:_________________________________
Name:                                     Name:
Title:                                          Title: